PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1/A (Amendment #3) of Epic Stores Corp., of our report dated January 20, 2016 on our audit of the financial statements (restated) of Epic Stores Corp. as of December 31, 2014 and 2013, and the related statements of operations (restated), stockholders’ equity (restated) and cash flows (restated) for the years ended December 31, 2014 and 2013, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

February 11, 2016